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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 1996 on the combined financial statements of O.R. Estman, Inc. and Dana Paging, Inc. included in Metrocall, Inc.'s Form 8-K/A of Metrocall, Inc. filed October 1, 1996 and to all references to our Firm included in or made a part of this registration statement filed on Form S-3.

                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
 December 27, 1996